Exhibit 3(b)

                                                  Amended on
                                                  August 19, 1998

                             BYLAWS

                               OF

                   FAMILY DOLLAR STORES, INC.


                           ARTICLE I

                            Offices


          Section 1. DELAWARE OFFICE. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is The Prentice-Hall Corporation System, Inc.

          Section 2. OTHER OFFICES. The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine or the business of the Corporation may require.


                           ARTICLE II

                    Meetings of Stockholders

          Section 1. ANNUAL MEETING. Commencing with the year 1971, the annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on the third Thursday in January of each year, if not a legal holiday and if a legal holiday, then on the next succeeding full business day, at such hour and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of said meeting.

          Section 2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may, except as otherwise prescribed by law or in the Certificate of Incorporation, be called at any time by the Chairman of the Board or by resolution of the Board of Directors, to be held at such time and place, within or without the State of Delaware, as may be designated in the notice thereof, and the Chairman of the Board, the Vice Chairman, the President or a Vice President or the Secretary shall call such a meeting whenever stockholders, holding not less than a majority of all of the outstanding stock of the Corporation entitled to vote at such meeting, shall make written application therefor, stating the purpose or purposes of the meeting applied for.


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          Section 3.  NOTICE OF MEETING.  Except as otherwise
provided or permitted by law or in the Certificate of Incorporation or in these Bylaws, written notice of all meetings of stockholders, stating the place, date and hour and in general terms only, the purpose or purposes thereof, shall be given by the Chairman of the Board, the Vice Chairman, the President or a Vice President or the Secretary or an Assistant Secretary to each stockholder of record having voting power in respect of the business to be transacted thereat, either by serving such notice upon him or her personally or by mailing the same to his or her address as it appears on the records of the Corporation, at least ten days but not more than sixty days prior to the date of the meeting, and the Secretary or an Assistant Secretary or the transfer agent or agents of the Corporation shall make affidavit as to the giving of such notice.

          Section 4. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be required to and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted which might have been transacted at the original meeting. If any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

          Section 5. ORGANIZATION. Each meeting of stockholders shall be presided over by the Chairman of the Board, or in his or her absence, by the Vice Chairman or the President or a Vice President thereunto designated by the Chairman of the Board or by

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the Board of Directors, or in the absence of the Chairman of the
Board, Vice Chairman, President, and a Vice President so designated, by any other person selected to preside by vote of the holders of a majority of the outstanding stock present in person or by proxy and entitled to vote at the meeting. The Secretary, or in his or her absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary any person designated by the Chairman of the Board or other person presiding at the meeting, shall act as secretary of the meeting.

          Section 6. PROXIES AND VOTING OF SHARES. At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. All questions regarding the qualification of voters, the validity of proxies, and the acceptance or rejection of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the Board of Directors or if not so appointed, then by the presiding officer of the meeting. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

          Section 7. VOTING LIST OF STOCKHOLDERS. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at the meeting of stockholders.

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          Section 8.  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.
Any action, except election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless by express provision of law or of the Certificate of Incorporation or of these Bylaws a greater proportion of voting power is required to authorize such action, in which case such greater proportion of written consents shall be required.


                          ARTICLE III

                           Directors

          Section 1. POWER AND DUTIES OF THE BOARD OF DIRECTORS. The Board of Directors shall have the general management of the affairs, property and business of the Corporation and they may adopt such rules and regulations for that purpose and for the conduct of their meetings as they may deem proper. The Board may exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or these Bylaws.

          Section 2. NUMBER AND QUALIFICATIONS. The Board upon the adoption of these Bylaws shall consist of three directors. Thereafter the authorized number of directors shall be determined by the affirmative vote of a majority of the whole Board given at a regular or special meeting of the Board of Directors; provided that, if the number so determined is to be increased or decreased, notice of the proposed increase or decrease shall be included in the notice of such meeting unless all of the directors at the time in office be present at such meeting or those not present shall at any time waive or have waived notice thereof in writing; and provided further, that the number of directors which shall constitute the whole Board shall not be reduced to a number less than the number of directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of stockholders for the election of directors or upon the resignation of an incumbent director. Directors need not be stockholders of the Corporation.

          Section 3. ELECTION AND TERM. Except as otherwise provided by law or by these Bylaws, the directors of the Corporation elected after the adoption of these Bylaws shall be elected at the annual meeting of stockholders in each year. Each director shall be elected to serve until the next annual meeting of stockholders and until a successor shall have been duly elected and shall qualify, subject to the provisions of
ARTICLE V hereof.

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          Section 4.  REGULAR MEETINGS.  Regular meetings of the
Board of Directors shall be held at such time and place, either within or outside of the State of Delaware, as may be determined by resolution of the Board. No notice of a regular meeting need be given (any practice or custom at any time to the contrary notwithstanding) and any business may be transacted at a regular meeting, held as aforesaid, subject only to the requirements of
Section 2 of ARTICLE III and clause (b) in ARTICLE XIV hereof.

          Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may, unless otherwise expressly provided by law, be called from time to time by the Chairman of the Board or the Vice Chairman or the President, or by a written call signed by any two or more directors and filed with the Secretary. Each special meeting of the Board shall be held at such place, either within or outside of the State of Delaware, as shall be designated in the notice of such meeting.

          Section 6. NOTICE OF SPECIAL MEETINGS. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall, except as otherwise expressly provided by law or as provided in Section 2 of ARTICLE VII hereof, be given by mailing or telecopying the same to each director at his or her residence or business address at any time on or before the second day before the day of the meeting or by delivering the same to him or her personally or telephoning the same to him or her personally at his or her residence or business address not later than the day before the day of the meeting, unless, in case of exigency, the Chairman of the Board, or in the absence of the Chairman of the Board, the Vice Chairman, the President, a Vice President or the Secretary, shall prescribe a shorter notice to each director at his or her residence or business address. Except as otherwise required by statute or the Bylaws, no notice or waiver of notice of a special meeting of the Board need state the purpose or purposes of such meeting, and any business may be transacted thereat, any practice or custom at any time to the contrary notwithstanding.

          Section 7. QUORUM. A majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum be present at a meeting, the directors present may adjourn the meeting and the meeting may be held as adjourned without further notice. If a quorum be present at a meeting and the meeting is adjourned to reconvene at a later time and/or date, no notice need be given other than announcement at the meeting. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall
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be deemed to be the action of the Board.  The directors present at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

          Section 8. ORGANIZATION. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in the absence of the Chairman of the Board, by any director selected to preside by vote of a majority of the directors present. The Secretary, or in his or her absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the chairman of the meeting shall act as secretary of the meeting.

          Section 9. COMPENSATION OF DIRECTORS. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. The Board of Directors shall have the authority to fix the compensation of the directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

          Section 10. COMMITTEES. The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

          Section 11. WRITTEN CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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          Section 12.  TELEPHONIC PARTICIPATION.  Members of the
Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

                           ARTICLE IV

                            Officers


          Section 1. NUMBER AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a Vice Chairman, a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents, a Comptroller and one or more Assistant Vice Presidents, Assistant Comptrollers, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

          Section 2. TERM OF OFFICE AND QUALIFICATION. The officers shall be elected by the Board at the first meeting thereof after each annual meeting of stockholders. A meeting of the directors may be held without notice for this purpose, as well as for the transaction of any other business, immediately after the annual meeting of stockholders of the Corporation and at the same place. In the event of the failure so to elect any such officer, such officer may be elected at any subsequent meeting (regular or special) of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE IV, shall hold office until the next annual election of officers and until his or her successor shall have been duly elected and qualified, subject, however, to the provisions of ARTICLE V hereof. None of the officers of the Corporation need be directors.

          Section 3. OTHER OFFICERS. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board.

          Section 4. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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          Section 5.  THE VICE CHAIRMAN.  The Vice Chairman
shall be the chief financial and administrative officer of the Corporation and shall see that all orders of the Chairman of the Board and orders and resolutions of the Board of Directors are carried into effect. The Vice Chairman shall perform such other duties and have such other powers and responsibilities as the Board of Directors or the Chairman of the Board or President may from time to time prescribe.

          Section 6. THE PRESIDENT. The President shall be the chief executive officer of the Corporation. The President shall have general and active supervision of the business of the Corporation, shall manage the regular business of the Corporation, and shall see that all orders of the Chairman of the Board and orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties and have such other powers and responsibilities as the Board of Directors or the Chairman of the Board may from time to time prescribe.

          Section 7. VICE PRESIDENTS. Each Vice President shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or as may be prescribed by the Bylaws. A Vice President may be designated as the chief accounting officer of the Corporation who shall have general supervision over the Corporation's accounting division and the Treasurer's department, subject to the control of the Board of Directors and the Chairman of the Board and the Vice Chairman and the President.

          Section 8. THE SECRETARY. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation including those of the stockholders, the Board of Directors and all committees thereof; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, the Vice Chairman or the President.

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          Section 9.  ASSISTANT SECRETARIES.  In the absence of
the Secretary, or in case of his or her inability to act, an Assistant Secretary designated by the Chairman of the Board, the Vice Chairman, the President or the Board of Directors shall perform all duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the Secretary.

          Section 10. THE TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the Vice President designated as the chief accounting officer of the Corporation.

          Section 11. ASSISTANT TREASURERS. In the absence of the Treasurer, or in case of his or her inability to act, an Assistant Treasurer designated by the Chairman of the Board, the Vice Chairman, the President or the Board of Directors shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, the Treasurer or the Vice President designated as the chief accounting officer of the Corporation.

          Section 12. COMPENSATION. The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by the Board of Directors, or pursuant to authority of general or special resolutions of the Board. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of any committee.

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                           ARTICLE V

                   Resignations and Removals


          Section 1. RESIGNATIONS. Any director, officer or agent of the Corporation may, subject to contrary provision in any applicable contract, resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Vice Chairman or to the President or to the Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the committee of which he or she is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified herein, acceptance of such resignation shall not be necessary to make it effective.

          Section 2. REMOVALS. The stockholders at any meeting called for the purpose, by vote of the majority of the outstanding stock entitled to vote, may remove from office either for or without cause any director and elect his or her successor. The Board of Directors by vote of not less than a majority of the whole Board may remove from office any officer, agent or member of any committee, elected or appointed by it.

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                           ARTICLE VI

                           Vacancies


          Section 1. AMONG DIRECTORS. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these Bylaws, until the next annual election of directors and until his or her successor shall be duly elected and shall qualify. In the event that a vacancy arising as aforesaid shall not have been filled by the Board of Directors, such vacancy may be filled by the stockholders at any meeting thereof after such office becomes vacant. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so prospectively resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

          Section 2. AMONG OFFICERS, ETC. If the office of the Chairman of the Board, Vice Chairman, President, any Vice President, the Secretary or the Treasurer, or of any other officer or agent or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies shall be filled by the Board of Directors or as authorized by it.

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                          ARTICLE VII

                            Notices


          Section 1. MANNER OF GIVING. Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given by mailing or telecopying the same to each such director or stockholder at such address as appears on the books or in the records of the Corporation, and such notice shall be deemed to be given at the time when the same is thus mailed or telecopied.

          Section 2. WAIVER OF NOTICE. Whenever under the provisions of these Bylaws, or of the Certificate of Incorporation, or of any of the laws of the State of Delaware, the stockholders or directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, a waiver thereof, in writing, signed by the person or persons entitled to such notice or lapse of time, whether before or after the time of meeting or action stated therein, shall be deemed equivalent thereto. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons.

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                          ARTICLE VIII

                         Capital Stock


          Section 1. FORM AND ISSUANCE. Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chairman of the Board, or the Vice Chairman, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however, that if such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

          Section 2. TRANSFERS OF STOCK. The Board of Directors shall have power and authority to make such rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents and registrars thereof.

          Section 3. LOST, STOLEN AND DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate or certificates for shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation and its agents a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation or any of its agents with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

          Section 4. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment therof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or

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exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the Board of Directors may fix a new record date for the adjourned meeting.


                           ARTICLE IX

            Negotiable Instruments, Contracts, Etc.


          Section 1. SIGNATURES ON CHECKS, ETC. All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers, person or persons, as the Board of Directors may from time to time designate by resolution.

          Section 2. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.



                           ARTICLE X

                         Corporate Seal

          The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal - Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

                           ARTICLE XI

                          Fiscal Year

          The fiscal year of the Corporation shall be determined by the Board of Directors.


                          ARTICLE XII

                      Voting of Stock Held

          Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, or any officer designated by the Chairman of the Board, may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or associations, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he or she may deem necessary or proper in the premises; or the Chairman of the Board, or any officer designated by the Chairman of the Board, may attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

                          ARTICLE XIII

                 Indemnification and Insurance

          Section 1. INDEMNIFICATION. The Corporation shall indemnify each director, officer, employee and agent of the Corporation, his or her heirs, executors, administrators and all other persons whom the Corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the fullest extent permitted by law, (a) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the Corporation, or in connection with any appeal therein, or otherwise; and no provision of the Bylaws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon the Corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

          Section 2. INSURANCE. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 1 of ARTICLE XIII.

                          ARTICLE XIV

Amendments

          All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, either

          (a) by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote, given at an annual meeting or at any special meeting of such stockholders, or

          (b) by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board provided that reference is made in the notice or waiver of notice of such Board meeting to the fact that a proposed alteration or repeal of the Bylaws or the adoption of proposed new Bylaws is to be considered and acted on at such meeting, in any such case without it being necessary to set forth or describe the Bylaw proposed to be altered or repealed or the new Bylaws proposed to be adopted, or

          (c) without any such Board meeting, by written consent signed by all members of the Board in accordance with Section 11 of ARTICLE III of these Bylaws.


                           ARTICLE XV

                   Shareholder Protection Act

          The provisions of NORTH CAROLINA GENERAL STATUTES,
Chapter 55, Sections 55-75 through 55-79, as amended, shall not be applicable to the Corporation.


                          ARTICLE XVI

                   The North Carolina Control
                     Share Acquisition Act

          To the extent otherwise deemed applicable, if any, the provisions of Article 7A of Chapter 55 of the NORTH CAROLINA GENERAL STATUTES entitled The North Carolina Control Share Acquisition Act shall not be applicable to the Corporation.